Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-97783, No. 333-72128, No. 333-61136, and No. 333-32684) and Registration Statements on Form S-8 (No. 333-151102, No. 333-150527, No. 333-135047, No. 333-106238, No. 333-80807, No. 333-56212, No. 333-32223, No. 333-11883, No. 33-35549 and No. 33-72502), Post-Effective Amendment No. 1 to Registration Statement No. 333-90768, Post-Effective Amendment No. 1 to Registration Statement No. 2-97542, Post-Effective Amendment No. 1 to Registration Statement No. 2-78926, and Post-Effective Amendment No. 3 to Registration Statement No. 2-78925, of our report dated February 27, 2009 (June 11, 2009, as to the effects of the retrospective adoption of Financial Accounting Standards Board Staff Position No. APB 14-1 Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion, as disclosed in Note 1), relating to the consolidated financial statements and financial statement schedule of Thoratec Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of Financial Accounting Standards No. 109), and our report dated February 27 2009 relating to the effectiveness of Thoratec Corporation’s internal control over financial reporting for the year ended January 3, 2009, appearing in this Current Report on Form 8-K of Thoratec Corporation.
/s/ Deloitte & Touche LLP
San Francisco, CA
June 10, 2009

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